Exhibit 5.1

June 29, 2015

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Century Communities, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (as may be amended, the “Registration Statement”). The Registration Statement includes (i) a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration of sales and issuances by the Company of up to $1,000,000,000 aggregate offering price of (a) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (b) shares of one or more series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (c) one or more series of debt securities of the Company (“Debt Securities”) to be issued pursuant to an Indenture (“Indenture”), the form of which is filed as Exhibit 4.2 to the Registration Statement, and one or more supplements or officers’ certificates thereto or resolutions of the Board of Directors of the Company, in each case establishing the terms of each such series of Debt Securities, (d) warrants of the Company (“Warrants”) representing rights to purchase Common Stock, Preferred Stock, or Debt Securities, (e) units of the Company (“Units”) consisting of any combination of the other types of Securities (as defined below), and (f) guarantees of the Debt Securities (the “Guarantees”) by one or more of the subsidiaries of the Company listed on Schedule I hereto (the “Guarantors”) pursuant to the terms of the Indenture, and (ii) a prospectus (the “Resale Prospectus”) relating to the registration of sales by the selling stockholders of the Company named therein of 13,073,768 shares of Common Stock (the “Secondary Shares”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units, Guarantees, and Secondary Shares, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Units, Guarantees, and Secondary Shares that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, such related applicable Prospectus or the Resale Prospectus, other than as expressly stated herein with respect to the sales and issuances of such respective Securities under such applicable Prospectuses and the resales of the Secondary Shares under the Resale Prospectus.

Century Communities, Inc.

June 29, 2015

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the Bylaws of the Company, the Registration Statement, the form of Indenture, such corporate documents, records, agreements and instruments of the Company and the Guarantors, certificates of public officials, certificates of officers of the Company and the Guarantors, resolutions of the Company’s board of directors and committees thereof, resolutions of the Managers of the Guarantors, and such other documents, records, agreements, instruments and certificates, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates and/or statements of public officials and of officers of the Company and the Guarantors with respect to the accuracy of material factual matters contained therein which were not independently established. In making our examination of documents executed by parties other than the Company and the Guarantors, we have assumed that such others parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents, and the validity and binding effect thereof.

We have assumed (i) that each of the Debt Securities, Warrants, Units and Guarantees, and the Indentures, warrant agreements, and unit agreements governing such Securities (collectively, the “Documents”) has been or will be duly authorized, executed and delivered by the parties thereto, (ii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms (other than with respect to the Company and the Guarantors parties thereto, as applicable), and (iii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, other agreements or instruments, (b) violations of applicable statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act, the Colorado Limited Liability Company Act, the Georgia Limited Liability Company Act, the Nevada Limited-Liability Company Act, and the laws of the State of New York, as applicable, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinion as to matters relating to compliance with any federal or state antifraud laws, any securities or blue sky laws of any jurisdiction, or any other rules or regulations relating to securities.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.          When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation, and (b) authorized by the Board of Directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Century Communities, Inc.

June 29, 2015

2.          When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation and (b) authorized by the Board of Directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.          When the applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of such Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and when the specific terms of a particular Guarantee of such series of Debt Securities by a Guarantor have been duly established in accordance with such Indenture and authorized by all necessary limited liability company action of such Guarantor, as applicable, and when a supplement to such Indenture providing for such Guarantee has been duly authorized by all necessary limited liability company action of such Guarantor, and when such Guarantee has been duly executed, issued and delivered in accordance with such Indenture and such supplement to such Indenture and in the manner contemplated by the applicable Prospectus and such limited liability company action, such Guarantee will be a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

4.          When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of such warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.          When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of such unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.          The Secondary Shares have been duly authorized by all necessary corporate action of the Company, and the Secondary Shares, upon sale, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Resale Prospectus and by such corporate action, are validly issued, fully paid and nonassessable.

Century Communities, Inc.

June 29, 2015

The foregoing opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. Furthermore, we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, and (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus and the Resale Prospectus. We further consent to the incorporation by reference of this opinion letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinions expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. We express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP

Schedule I

Guarantors

Name of Guarantor	State of Formation or Organization
Augusta Pointe, LLC	Colorado
Avalon at Inverness, LLC	Colorado
Beacon Pointe, LLC	Colorado
Blackstone Homes, LLC	Colorado
Bradburn Village Homes, LLC	Colorado
CC Communities, LLC	Colorado
CCC Holdings, LLC	Colorado
CCG Constructors LLC	Georgia
CCG Realty Group LLC	Georgia
CCH Homes, LLC	Colorado
Central Park Rowhomes, LLC	Colorado
Century at Ash Meadows, LLC	Colorado
Century at Beacon Pointe, LLC	Colorado
Century at Caley, LLC	Colorado
Century at Candelas, LLC	Colorado
Century at Carousel Farms, LLC	Colorado
Century at Harvest Meadows, LLC	Colorado
Century at Littleton Village, LLC	Colorado
Century at LOR, LLC	Colorado
Century at Lowry, LLC	Colorado
Century at Midtown, LLC	Colorado
Century at Millennium, LLC	Colorado
Century at Murphy Creek, LLC	Colorado
Century at Outlook, LLC	Colorado
Century at Salisbury Heights, LLC	Colorado
Century at Southshore, LLC	Colorado
Century at Terrain, LLC	Colorado
Century at The Grove, LLC	Colorado
Century at The Meadows, LLC	Colorado
Century at Vista Ridge, LLC	Colorado
Century at Wolf Ranch, LLC	Colorado
Century City, LLC	Colorado
Century Communities of Georgia, LLC	Colorado

Name of Guarantor	State of Formation or Organization
Century Communities of Nevada, LLC	Delaware
Century Communities of Nevada Realty, LLC	Nevada
Century Land Holdings, LLC	Colorado
Century Land Holdings II, LLC	Colorado
Century Land Holdings of Texas, LLC	Colorado
Century Rhodes Ranch GC, LLC	Delaware
Century Tuscany GC, LLC	Delaware
Cherry Hill Park, LLC	Colorado
Cottages at Willow Park, LLC	Colorado
Crown Hill, LLC	Colorado
Enclave at Boyd Ponds, LLC	Colorado
Enclave at Cherry Creek, LLC	Colorado
Estates at Chatfield Farms, LLC	Colorado
Hearth at Oak Meadows, LLC	Colorado
Hometown, LLC	Colorado
Lakeview Fort Collins, LLC	Colorado
Madison Estates, LLC	Colorado
Meridian Ranch, LLC	Colorado
Montecito at Ridgegate, LLC	Colorado
Neighborhood Associations Group, LLC	Delaware
Park 5th Avenue Development Co., LLC	Colorado
Reserve at Highpointe Estates, LLC	Colorado
Reserve at The Meadows, LLC	Colorado
Saddle Rock Golf, LLC	Colorado
Saddleback Heights, LLC	Colorado
Stetson Ridge Homes, LLC	Colorado
The Vistas at Nor’wood, LLC	Colorado
The Wheatlands, LLC	Colorado
Venue at Arista, LLC	Colorado
Verona Estates, LLC	Colorado
Villas at Murphy Creek, LLC	Colorado
Waterside at Highland Park, LLC	Colorado
Wildgrass, LLC	Colorado